Exhibit 99

                   CDW Achieves Record First Quarter Results

    VERNON HILLS, Ill.--(BUSINESS WIRE)--April 19, 2005--CDW
Corporation (NASDAQ:CDWC):

    First quarter of 2005 highlights:

    --  Average daily sales: $23.048 million, up 10.4% year-over-year

    --  Sales: $1.475 billion, up 10.4% year-over-year

    --  Net income: $61.4 million, up 11.0% year-over-year

    --  Diluted earnings per share: $0.72, up 14.3% year-over-year

    CDW Corporation (NASDAQ:CDWC) achieved record first quarter sales, net income and earnings per share in the first quarter of 2005.
    First quarter sales totaled $1.475 billion, an increase of 10.4 percent versus the prior year quarter. First quarter net income was $61.4 million, an increase of 11.0 percent versus the first quarter of 2004. Diluted earnings per share were $0.72 in the first quarter of 2005, an increase of 14.3 percent compared to earnings per share of $0.63 in the first quarter of 2004.
    "First quarter of 2005 was another solid quarter for CDW. We continued to outpace market growth, take market share profitably, and maintain our track record of consistent performance," said John A. Edwardson, chairman and chief executive officer. "Our results were driven by our unique business model that offers customers diversified product selection and solutions, speed of delivery, and the highest level of responsive service."
    Average daily sales for the first quarter of 2005 were $23.048 million compared to $20.886 million in the first quarter of 2004, representing a 10.4 percent increase. Total sales in the first quarter of 2005 were $1.475 billion compared to $1.337 billion in the prior period, representing more than $100 million of growth. The first quarter of 2005 and the first quarter of 2004 both had 64 billing days.

    -- First quarter of 2005 average daily sales for the corporate sector were $18.376 million compared to $17.018 million, representing an 8.0 percent increase over last year. Total corporate sector sales in the first quarter of 2005 were $1.176 billion compared to $1.089 billion in the first quarter of 2004.

    -- First quarter of 2005 average daily sales for the public sector were $4.672 million compared to $3.868 million, representing a 20.8 percent increase over last year. Total public sector sales in the first quarter of 2005 were $299.0 million compared to $247.6 million in the first quarter of 2004.

    -- In the first quarter of 2005, double-digit growth was achieved in total unit volume. Notebook CPUs, desktop CPUs, server
        CPUs, software, data storage and video unit volume growth increased more than 20 percent.

    -- Direct web sales were $436 million in the first quarter of 2005, representing a 21 percent increase compared to the same period a year ago, and comprised 30 percent of total sales.

    -- March 2005 average daily sales were $23.556 million, compared to $21.419 million in March 2004, representing a 10.0 percent increase. Total March 2005 sales were $541.8 million compared to $492.6 million in the prior period. March 2005 and March 2004 both had 23 billing days. Both the corporate and public sector segments generated growth in March 2005.

    Gross profit margin was 15.35 percent in the first quarter of 2005 compared to 15.30 percent in the same period of 2004. The increase was primarily due to a larger amount of cooperative advertising funds classified as a reduction of cost of sales, as an increase in cooperative advertising funds were received to support an increase in marketing spending. This impact was partially offset by a lower level of vendor incentives and a restructuring of customer delivery, insurance and handling charges.
    Selling and administrative expenses as a percentage of sales were
6.9 percent in the first quarter of 2005 compared to 7.2 percent in the first quarter of 2004. The decrease in selling and administrative expenses as a percentage of sales in the first quarter of 2005 is primarily the result of $2.6 million of Micro Warehouse transition expenses in the first quarter of 2004 that did not repeat in 2005.
    During the first quarter of 2005, CDW repurchased 2.257 million shares of common stock at an average price of $57.69 per share for an aggregate purchase price of $130 million. Under the current share repurchase program approved in July 2004 for the repurchase of 4.0 million shares, 2.5 million shares were repurchased from July 2004 through March 31, 2005, at a total cost of $142 million and an average price of $57.77 per share.

    Revised operating segment reporting

    CDW continues to have two reportable operating segments: corporate, which is primarily comprised of business customers, but also includes consumers, and public sector, which is comprised of federal, state and local government entities, and educational institutions. Beginning in the first quarter of 2005, CDW management revised the operating segments which reflect the basis for making operating decisions and assessing performance.
    Under the revised structure, centralized logistics and headquarters functions that were formerly provided by the corporate segment to the public sector segment were separated from the corporate segment. The logistics functions include purchasing, distribution, and fulfillment services to support both the corporate and public sector segments, and costs and intercompany charges associated with the logistics function are fully allocated to both of the operating segments based on a percent of sales. The centralized headquarters functions provide services in areas such as accounting, information technology, marketing, legal, and coworker services. Certain of the headquarters functions are allocated to the operating segments based on a percent of sales. Those headquarters function costs that are not allocated to the operating segments are included under the heading of "Headquarters/Other" in the segment information.
    The segment reporting information included in the attached financial information reflects the revised segment reporting structure for the first quarter of 2005. The first quarter of 2004 segment information has been restated to reflect the revised segment reporting structure. The attached addendum to the financial information provides segment reporting information in both the revised and previously reported structures for each quarter in 2004.

    Recognition:

    -- As previously announced, CDW was named No. 347 on FORTUNE Magazine's "FORTUNE 500" list. In addition, the company scored within the top ten percent of all FORTUNE 500 companies in several categories measuring profitability and performance:

        --  No. 8 in profit growth over the past ten years

        --  No. 15 in revenues per dollar of assets

        -- No. 28 in total return to shareholders for the past ten years

        --  No. 45 in revenues per employee

    -- As previously announced, CDW earned the top ranking in its industry in FORTUNE magazine's "America's Most Admired Companies." In the Wholesalers: Electronics and Office Equipment industry, CDW ranked first in seven of the eight attributes measured, including Innovation, Employee Talent, Use of Corporate Assets, Social Responsibility, Quality of Management, Financial Soundness, and Long-Term Investment Value.

    The company plans to release April sales on Tuesday, May 10, 2005. April 2004 had 22 billing days and April 2005 will have 21 billing days.

    Forward Looking Statement

    Any forward-looking statements contained in this release are based on the Company's beliefs and expectations as of the date of this release and are subject to certain risks and uncertainties which may have a significant impact on the Company's business, operating results or financial condition. Should any risk or uncertainty materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described in forward-looking statements. Factors affecting the Company's business and prospects are discussed in the Company's filings with the Securities and Exchange Commission.

    About CDW

    CDW(R) (NASDAQ:CDWC), ranked No. 347 on the FORTUNE 500, is a leading provider of technology products and services for business, government and education. CDW is a principal source of technology from top name brands such as Adobe, APC, Apple, Cisco, HP, IBM, Microsoft, Sony, Symantec, Toshiba and ViewSonic.
    CDW was founded in 1984 and today employs approximately 4,000 coworkers. In 2004, the company generated sales of $5.7 billion. CDW's direct model offers one-on-one relationships with knowledgeable account managers; purchasing by telephone, fax, the company's award-winning CDW.com web site, customized CDW@work(TM) extranets, CDWG.com web site and macwarehouse.com web site; custom configured solutions and same day shipping; and pre- and post-sales technical support, with approximately 120 factory-trained and A+ certified technicians on staff.
    A live web cast of CDW's management discussion of the first quarter of 2005 results will be available at www.cdw.com/investor. The web cast will begin today, April 19, 2005, at 8:30 a.m. ET / 7:30 a.m. CT. An audio replay of the call will also be available at www.cdw.com/investor for approximately two weeks.
    Additional financial and operational data is provided in a series of supplemental slides available at www.cdw.com/investor.

    For more information about CDW:

    Visit CDW on the Internet at http://www.cdw.com. Contact CDW
Investor Relations via the Internet at investorrelations@cdw.com or by telephone at 847-419-6328.


                   CDW CORPORATION AND SUBSIDIARIES
              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 (in thousands, except per share data)


                                                 Three Months Ended
                                                      March 31,
                                               -----------------------
                                                     2005        2004
                                               ----------- -----------

Net sales                                      $1,475,082  $1,336,689
Cost of sales                                   1,248,653   1,132,226
                                               ----------- -----------

Gross profit                                      226,429     204,463

Selling and administrative expenses               102,238      96,066
Net advertising expense                            26,461      18,217
                                               ----------- -----------

Income from operations                             97,730      90,180

Interest income                                     3,179       1,837
Other expense, net                                   (370)       (411)
                                               ----------- -----------

Income before income taxes                        100,539      91,606

Income tax provision                               39,142      36,313
                                               ----------- -----------

Net income                                     $   61,397  $   55,293
                                               =========== ===========

Earnings per share:
     Basic                                     $     0.74  $     0.66
                                               =========== ===========
     Diluted                                   $     0.72  $     0.63
                                               =========== ===========

Weighted-average number of
 common shares outstanding:
     Basic                                         82,621      83,819
                                               =========== ===========
     Diluted                                       85,309      87,275
                                               =========== ===========



                   CDW CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                   March 31,  December 31,  March 31,
                                     2005         2004        2004
                                  ----------- ------------ -----------

Assets

Current assets:
     Cash, cash equivalents and
      marketable securities       $  590,247  $   478,197  $  489,229
     Accounts receivable, net of
      allowance for doubtful
      accounts of $9,887, $9,890
      and $10,025 respectively       571,052      580,035     472,000
     Merchandise inventory           205,413      213,222     172,563
     Miscellaneous receivables        27,214       24,364      25,340
     Deferred income taxes            13,718       13,718      12,147
     Prepaid expenses                  5,660        6,901       3,061
                                  ----------- ------------ -----------

          Total current assets     1,413,304    1,316,437   1,174,340

Marketable securities                 86,142      125,426     172,799
Property and equipment, net           77,818       68,595      61,574
Other assets                          10,715       10,477      15,876
                                  ----------- ------------ -----------

               Total assets       $1,587,979  $ 1,520,935  $1,424,589
                                  =========== ============ ===========


Liabilities and Shareholders'
 Equity

Current liabilities:
     Accounts payable             $  262,296  $   168,061  $  178,951
     Accrued expenses and other
      current liabilities            139,384      111,457     104,811
                                  ----------- ------------ -----------

          Total current
           liabilities               401,680      279,518     283,762

Minority interest                          -            -       2,156

Shareholders' equity:
          Total shareholders'
           equity                  1,186,299    1,241,417   1,138,671
                                  ----------- ------------ -----------

               Total liabilities
                and shareholders'
                equity            $1,587,979  $ 1,520,935  $1,424,589
                                  =========== ============ ===========

Note: Certain prior period amounts have been reclassified to conform with the current period's presentation.



                   CDW CORPORATION AND SUBSIDIARIES
                     SEGMENT REPORTING INFORMATION
                            (in thousands)

                             Three Months Ended March 31, 2005
                     -------------------------------------------------
                      Corporate    Public   Headquarters/
                        Sector     Sector       Other     Consolidated
                     ------------ --------- ------------- ------------

Net sales             $1,176,094  $298,988     $       -   $1,475,082
                     ============ ========= ============= ============

Income from
 operations           $   90,578  $ 15,133     $  (7,981)  $   97,730
                     ============ ========= =============

Net interest income
 and other expense                                              2,809
                                                          ------------

Income before income
 taxes                                                     $  100,539
                                                          ============

Total assets          $  474,398  $202,641     $ 910,940   $1,587,979
                     ============ ========= ============= ============


                             Three Months Ended March 31, 2004
                     -------------------------------------------------
                      Corporate    Public   Headquarters/
                        Sector     Sector       Other     Consolidated
                     ------------ --------- ------------- ------------

Net sales             $1,089,122  $247,567     $       -   $1,336,689
                     ============ ========= ============= ============

Income from
 operations           $   88,453  $ 10,542     $  (8,815)  $   90,180
                     ============ ========= =============

Net interest income
 and other expense                                              1,426
                                                          ------------

Income before income
 taxes                                                     $   91,606
                                                          ============

Total assets          $  415,858  $180,544     $ 828,187   $1,424,589
                     ============ ========= ============= ============

NOTE: The first quarter of 2004 segment information has been restated to reflect the revised segment reporting structure for the first quarter of 2005.


                   CDW CORPORATION AND SUBSIDIARIES
                            OPERATING DATA

----------------------------------------------------------------------
                                        Three Months Ended March 31,
                                       -------------------------------
                                                 2005            2004
                                       -------------------------------
% of sales to commercial customers (1)           98.5%           97.6%
Number of invoices processed                1,641,328       1,650,008
Average invoice size                             $961            $877
Direct web sales (000's)                     $436,477        $361,787
Sales force, end of period                      1,985           1,809
Annualized inventory turnover (2)                  23              24
Accounts receivable - days sales
 outstanding                                       35              32
----------------------------------------------------------------------

(1) Commercial customers are defined as public sector and corporate customers excluding consumers.
(2) Starting in the third quarter of 2004, annualized inventory turnover is computed on an average daily basis. Prior periods have been restated using the new method.



                               ADDENDUM

                   CDW CORPORATION AND SUBSIDIARIES
                     SEGMENT REPORTING INFORMATION
                            (in thousands)

RESTATED:

                             Three Months Ended March 31, 2004
                     -------------------------------------------------
                      Corporate    Public   Headquarters/
                        Sector     Sector       Other     Consolidated
                     ------------ --------- ------------- ------------

Net sales             $1,089,122  $247,567     $       -   $1,336,689
                     ============ ========= ============= ============

Income from
 operations           $   88,453  $ 10,542     $  (8,815)  $   90,180
                     ============ ========= =============

Net interest income
 and other expense                                              1,426
                                                          ------------

Income before income
 taxes                                                     $   91,606
                                                          ============

Total assets          $  415,858  $180,544     $ 828,187   $1,424,589
                     ============ ========= ============= ============


AS PREVIOUSLY REPORTED:

                             Three Months Ended March 31, 2004
                      ------------------------------------------------
                                   Public
                       Corporate    Sector  Eliminations  Consolidated
                      ------------------------------------------------

External customer
 sales                $1,089,122  $247,567     $       -   $1,336,689
Transfers between
 segments                229,625         -      (229,625)           -
                      ----------- --------- ------------- ------------

Total net sales       $1,318,747  $247,567     $(229,625)  $1,336,689
                      =========== ========= ============= ============

Income from
 operations           $   85,232  $  4,948     $       -   $   90,180
                      =========== ========= =============

Net interest income
 and other expense                                              1,426
                                                          ------------

Income before income
 taxes                                                     $   91,606
                                                          ============

Total assets          $1,422,857  $180,544     $(178,812)  $1,424,589
                      =========== ========= ============= ============



                   CDW CORPORATION AND SUBSIDIARIES
                     SEGMENT REPORTING INFORMATION
                            (in thousands)

RESTATED:

                              Three Months Ended June 30, 2004
                      ------------------------------------------------
                       Corporate   Public   Headquarters/
                        Sector     Sector       Other     Consolidated
                      ----------- --------- ------------- ------------

Net sales             $1,067,783  $315,121     $       -   $1,382,904
                      =========== ========= ============= ============

Income from
 operations           $   85,481  $ 15,617     $  (5,951)  $   95,147
                      =========== ========= =============

Net interest income
 and other expense                                              1,450
                                                          ------------

Income before income
 taxes                                                     $   96,597
                                                          ============

Total assets          $  424,852  $185,750     $ 820,454   $1,431,056
                      =========== ========= ============= ============


AS PREVIOUSLY REPORTED:

                              Three Months Ended June 30, 2004
                      ------------------------------------------------
                                   Public
                       Corporate    Sector  Eliminations  Consolidated
                      ------------------------------------------------

External customer
 sales                $1,067,783  $315,121     $       -   $1,382,904
Transfers between
 segments                302,461         -      (302,461)           -
                      ----------- --------- ------------- ------------

Total net sales       $1,370,244  $315,121     $(302,461)  $1,382,904
                      =========== ========= ============= ============

Income from
 operations           $   86,237  $  8,910     $       -   $   95,147
                      =========== ========= =============

Net interest income
 and other expense                                              1,450
                                                          ------------

Income before income
 taxes                                                     $   96,597
                                                          ============

Total assets          $1,393,151  $185,750     $(147,845)  $1,431,056
                      =========== ========= ============= ============



                   CDW CORPORATION AND SUBSIDIARIES
                     SEGMENT REPORTING INFORMATION
                            (in thousands)

RESTATED:

                           Three Months Ended September 30, 2004
                      ------------------------------------------------
                       Corporate   Public   Headquarters/
                        Sector     Sector       Other     Consolidated
                      ----------- --------- ------------- ------------

Net sales             $1,096,222  $414,832     $       -   $1,511,054
                      =========== ========= ============= ============

Income from
 operations           $   87,955  $ 24,846     $  (6,737)  $  106,064
                      =========== ========= =============

Net interest income
 and other expense                                              1,911
                                                          ------------

Income before income
 taxes                                                     $  107,975
                                                          ============

Total assets          $  433,703  $193,329     $ 892,300   $1,519,332
                      =========== ========= ============= ============


AS PREVIOUSLY REPORTED:

                           Three Months Ended September 30, 2004
                      ------------------------------------------------
                                   Public
                       Corporate    Sector  Eliminations  Consolidated
                      ------------------------------------------------

External customer
 sales                $1,096,222  $414,832     $       -   $1,511,054
Transfers between
 segments                403,922         -      (403,922)           -
                      ----------- --------- ------------- ------------

Total net sales       $1,500,144  $414,832     $(403,922)  $1,511,054
                      =========== ========= ============= ============

Income from
 operations           $   90,579  $ 15,485     $       -   $  106,064
                      =========== ========= =============

Net interest income
 and other expense                                              1,911
                                                          ------------

Income before income
 taxes                                                     $  107,975
                                                          ============

Total assets          $1,450,106  $193,329     $(124,103)  $1,519,332
                      =========== ========= ============= ============



                   CDW CORPORATION AND SUBSIDIARIES
                     SEGMENT REPORTING INFORMATION
                            (in thousands)

RESTATED:

                            Three Months Ended December 31, 2004
                      ------------------------------------------------
                       Corporate   Public   Headquarters/
                        Sector     Sector       Other     Consolidated
                      ----------- --------- ------------- ------------

Net sales             $1,154,211  $352,916     $       -   $1,507,127
                      =========== ========= ============= ============

Income from
 operations           $   91,324  $ 16,713     $  (6,669)  $  101,368
                      =========== ========= =============

Net interest income
 and other expense                                              2,314
                                                          ------------

Income before income
 taxes                                                     $  103,682
                                                          ============

Total assets          $  454,367  $194,700     $ 871,868   $1,520,935
                      =========== ========= ============= ============


AS PREVIOUSLY REPORTED:

                            Three Months Ended December 31, 2004
                      ------------------------------------------------
                                   Public
                       Corporate    Sector  Eliminations  Consolidated
                      ------------------------------------------------

External customer
 sales                $1,154,211  $352,916     $       -   $1,507,127
Transfers between
 segments                323,804         -      (323,804)           -
                      ----------- --------- ------------- ------------

Total net sales       $1,478,015  $352,916     $(323,804)  $1,507,127
                      =========== ========= ============= ============

Income from
 operations           $   92,071  $  9,297     $       -   $  101,368
                      =========== ========= =============

Net interest income
 and other expense                                              2,314
                                                          ------------

Income before income
 taxes                                                     $  103,682
                                                          ============

Total assets          $1,454,141  $194,700     $(127,906)  $1,520,935
                      =========== ========= ============= ============


    CONTACT: CDW Corporation
             Cindy Klimstra (Investor Relations), 847-968-0268 or
             Gary Ross (Media Inquiries), 847-371-5048